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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Interline Brands, Inc.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):
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Interline Brands, Inc.
801 West Bay Street
Jacksonville, Florida 32204
(904) 421-1400

April 26, 2005

Dear Stockholder:

        On behalf of the Board of Directors of Interline Brands, Inc., I am pleased to invite you to the 2005 Annual Meeting of Stockholders. The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Thursday, May 26, 2005, at the Omni Hotel, 245 Water Street, Jacksonville, Florida 32202.

        Detailed information concerning Interline's activities and operations during fiscal year 2004 is contained in our Annual Report, which is enclosed.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

        The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

Michael J. Grebe President and Chief Executive Officer

801 West Bay Street
Jacksonville, FL 32204
(904) 421-1400

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        You are cordially invited to the 2005 Annual Meeting of Stockholders of Interline Brands, Inc., a Delaware corporation (the "Company"). The meeting will be held at the Omni Hotel, 245 Water Street, Jacksonville, Florida 32202 on Thursday, May 26, 2005, at 9:00 a.m., Eastern Time, for the purposes of voting on the following matters:

  1.
  The election of two (2) Class I members of the Board of Directors of the Company for a term of three (3) years; and

  2.
  A proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2005.

        If you were a stockholder of record at the close of business on April 11, 2005, you are entitled to vote at the meeting. A list of stockholders as of the record date will be available for examination at the Annual Meeting.

        Whether or not you expect to attend the Annual Meeting in person, we encourage you to promptly sign, date and return the enclosed proxy card in the envelope provided. Executing and returning the enclosed proxy card will not deprive you of the right to attend the Annual Meeting or to vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Laurence W. Howard, III Vice President, General Counsel and Secretary

Jacksonville, Florida
April 26, 2005

The Company's Annual Report for the fiscal year ended December 31, 2004, accompanies this notice but is not incorporated as part of the enclosed proxy statement and should not be considered part of the proxy solicitation materials.

i

INTERLINE BRANDS, INC.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

        This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Interline Brands, Inc., a Delaware corporation ("Interline" or the "Company"), of proxies to be used at the 2005 Annual Meeting of Stockholders to be held at the Omni Hotel, 245 Water Street, Jacksonville, Florida, at 9:00 a.m., Eastern Time, on Thursday, May 26, 2005, and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 26, 2005.

Appointment of Proxy Holders

        Your Board of Directors asks you to appoint Laurence W. Howard, III and Michael J. Grebe as your proxy holders to vote your shares at the 2005 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

        If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

        Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

        Only stockholders who owned shares of our common stock at the close of business on April 11, 2005, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on April 11, 2005, we had 32,102,820 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of April 11, 2005. There is no cumulative voting in the election of directors.

How You Can Vote

        You may vote your shares at the Annual Meeting either in person or by mail as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of proxy card received.

        Voting by Mail.    You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

        Voting at the Annual Meeting.    Voting by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by mail, as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

        If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director and FOR the ratification of the appointment of independent registered public accountants.

Revocation of Proxies

        Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

  •
  by voting in person at the Annual Meeting;

  •
  by submitting written notice of revocation to the Secretary prior to the Annual Meeting; or

  •
  by submitting another proxy of a later date prior to the Annual Meeting that is properly executed.

Required Vote

        Directors are elected by an affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

        A quorum, which is a majority of the outstanding shares as of April 11, 2005, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

        Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

        If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Solicitation of Proxies

        Interline will pay the cost of printing and mailing proxy materials. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

        Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

        All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver's license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee, before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth information regarding the directors and executive officers of Interline.

Name	Age	Position
Michael J. Grebe	47	President, Chief Executive Officer and Director
William E. Sanford	45	Executive Vice President and Chief Operating Officer
Thomas J. Tossavainen	36	Acting Chief Financial Officer; Vice President, Finance and Treasurer
William R. Pray	58	Senior Vice President and Chief Merchandising Officer
Fred M. Bravo	48	Vice President, Field Sales
Pamela L. Maxwell	40	Vice President, Marketing
Laurence W. Howard	41	Vice President, General Counsel and Secretary
Ernest K. Jacquet	58	Chairman of the Board of Directors
Gideon Argov	48	Director
Christopher C. Behrens	44	Director
John J. Gavin	48	Director
Barry J. Goldstein	62	Director
Charles W. Santoro	46	Director
Drew T. Sawyer	37	Director

        Michael J. Grebe has served as President, Chief Executive Officer and Director of Interline since June 2004, as a director of Interline Brands, Inc., a New Jersey corporation and our principal operating subsidiary ("Interline Opco") since May 2000, the President of Interline Opco since October 1999 and the Chief Executive Officer of Interline Opco since January 2002. Previously, he served as the Chief Operating Officer of Interline Opco from November 1998 to June 2004. Prior to joining Interline, Mr. Grebe served as a Group Vice President of Airgas, Inc., or Airgas, a distributor of industrial gases, from 1997 to 1998. Mr. Grebe joined Airgas following its acquisition of IPCO Safety, Inc., a national alternate channel marketer of industrial safety supplies, of which he served as President from 1991 to 1996. Mr. Grebe serves on the board of directors of Restaurant Technologies Inc.

        William E. Sanford has served as Executive Vice President and Chief Operating Officer of Interline since June 2004 and Executive Vice President of Interline Opco since January 2002 and as the Chief Operating Officer of Interline Opco since June 2004. Previously, he served as the Senior Vice President of Interline Opco from April 1999 to January 2002, Chief Financial Officer from April 1999 to June 2004 and Secretary from April 1999 to May 2004. Prior to joining Interline Opco, Mr. Sanford served as Vice President, Corporate Development of MSC Industrial Direct Co., Inc., a distributor of industrial supplies, from January 1998 to March 1999. Prior to 1998, Mr. Sanford held various positions at Airgas, serving as Executive Vice President, Sales & Marketing from 1995 to 1998 and as President of its Pacific Northwest subsidiary from 1988 to 1993.

        Thomas J. Tossavainen was appointed acting Chief Financial Officer of Interline and Interline Opco, effective March 17, 2005, until Interline completes a process to determine a permanent Chief Financial Officer. Mr. Tossavainen will continue to serve as the Vice President, Finance and Treasurer of Interline and Interline Opco, a position he has held since June 2004 in respect of Interline and August 2001 in respect of Interline Opco. Prior to joining Interline and Interline Opco, Mr. Tossavainen served as the Director of Strategic Projects—Treasury at Airgas, Inc. from August 2000 to August 2001 and in other positions with Airgas from 1996. Prior to that time, Mr. Tossavainen served in various financial positions for other organizations, including KPMG Peat Marwick LLP. Mr. Tossavainen is a Certified Public Accountant.

        William R. Pray has served as Senior Vice President and Chief Merchandising Officer of Interline since June 2004 and of Interline Opco since March 2002. Previously, he served as a director of Interline Opco from October 2000 to June 2004. Prior to joining Interline Opco, Mr. Pray served as President and Chief Operating Officer of Waxman Industries, Inc., the former parent of Barnett, from June 1995 to April 1996, resigning from these positions upon the consummation of the initial public offering of Barnett, serving as President and Chief Executive Officer for Barnett until September 2000. From February 1991 to February 1993, Mr. Pray served as Senior Vice President-President of Waxman Industries, Inc.'s U.S. operations, after serving as President of its Mail Order/Telesales Group since 1989.

        Fred M. Bravo has served as Vice President, Field Sales of Interline since June 2004 and of Interline Opco since October 2001. Mr. Bravo previously served as the National Sales Manager, Director of Sales and Vice President, Sales of Interline Opco. Prior to joining Interline Opco, Mr. Bravo served as Vice President of Sales of HMA Enterprises, Inc., a Texas-based MRO parts wholesaler, from 1987 to 1996. Mr. Bravo served as Vice President, Sales for Cherokee Holdings, Inc., a Houston based MRO wholesaler from 1985 to 1987.

        Pamela L. Maxwell has served as Vice President, Marketing of Interline since June 2004 and of Interline Opco since January 2001. Prior to joining Interline Opco, Ms. Maxwell served as President of Airgas Rutland Tool & Supply Co., Inc., a subsidiary of Airgas and a direct marketing distributor of metalworking products and MRO supplies, from November 1998 to December 2000. During her 17-year career at Airgas, Ms. Maxwell held a variety of positions ranging from sales management in the gas distribution division to marketing management in the direct industrial division.

        Laurence W. Howard has served as Vice President, General Counsel and Secretary of Interline since June 2004 and of Interline Opco since May 2004. Prior to joining Interline Opco, Mr. Howard served as the Vice President, Legal Services of Bombardier Capital Inc., the financial services division of Bombardier Inc., from April 2002 through April 2004 and as the Assistant General Counsel from April 1999 through April 2002.

        Ernest K. Jacquet has served as Chairman of the Board of Directors of Interline and of Interline Opco since June 2004 and as a director of Interline Opco since May 2000. Mr. Jacquet is a founder and Managing Partner of Parthenon Capital, one of the principal stockholders of Interline Opco. Prior to co-founding Parthenon Capital in 1998, Mr. Jacquet was a general partner of Summit Partners from April 1990 through May 1998 and a principal of Bain Capital. In addition, he was a director of Wilmar Industries, Inc., our corporate predecessor, from 1995 until May 2000. Mr. Jacquet currently serves on the boards of directors of Atkins Nutritionals, Inc., Canongate Golf, LLC, Creditek, LLC, Pharmedica Holdings, LLC, SSG Precision Optronics, Inc. and Xanboo. Mr. Jacquet also served on the board of directors of Spheris Inc., a former investment of Parthenon Capital.

        Gideon Argov has served as a director of Interline since June 2004 and of Interline Opco since August 2001. Mr. Argov is currently the Chief Executive Officer of Mykrolis Corporation, a producer of semi-conductor manufacturing equipment. From 2001 to November 2004, he was a Managing Director of Parthenon Capital. Prior to joining Parthenon Capital, Mr. Argov served as Chairman, President and CEO of Kollmorgen Corporation from 1991 to 2000. Mr. Argov serves on the boards of directors of Mykrolis Corporation, Helix Technologies and Fundtech.

        Christopher C. Behrens has served as a director of Interline since June 2004 and of Interline Opco since May 2000. Mr. Behrens is currently a Partner of J.P. Morgan Partners, LLC, the investment advisor of one of our principal stockholders, and was a Partner of its predecessor, Chase Capital Partners. Prior to being a Partner, he was a Principal of Chase Capital Partners from 1992 to 1999. Mr. Behrens serves on the boards of directors of Berry Plastics Corporation, Brand Services, Inc., as well as a number of private companies.

        John J. Gavin has served as a director of Interline and of Interline Opco since June 2004. Mr. Gavin served as a Director, President and Chief Operating Officer of Right Management Consultants from January 1999 to January 2004, and as Executive Vice President of Right Management Consultants from December 1996 through December 1998. Prior to joining Right Management Consultants, Mr. Gavin was with Andersen Worldwide from 1978 through 1996, where he was named a Partner in 1990. Mr. Gavin also currently serves on the boards of directors for Opinion Research Corporation and Catholic Health East, a multi-institutional Catholic health system.

        Barry J. Goldstein has served as a director of Interline since June 2004 and of Interline Opco since April 2004. In October 2000, Mr. Goldstein retired as Executive Vice President and Chief Financial Officer of Office Depot, Inc., which he joined as Chief Financial Officer in May 1987. Mr. Goldstein was with Grant Thornton from 1969 through May 1987, where he was named a Partner in 1976.

        Charles W. Santoro has served as a director of Interline since June 2004 and of Interline Opco since May 2000. Mr. Santoro is a co-founder and Managing Partner of Sterling Investment Partners, L.P., one of our principal stockholders. Before founding Sterling Investment Partners in December 1999, Mr. Santoro was Vice Chairman, Investment Banking Division of Paine Webber Group Inc. from 1995 to May 2000. Prior to joining Paine Webber in 1995, Mr. Santoro was a Managing Director of Smith Barney Inc., in charge of the firm's Multi-Industry Group and New Business Development Group. Prior to that, Mr. Santoro was responsible for Smith Barney's cross-border investment banking activities in New York and London, where he sat on that firm's international board of directors. Mr. Santoro currently serves on the Board of Visitors of Columbia College and on the boards of directors of a number of private companies.

        Drew T. Sawyer has served as a director of Interline since June 2004 and of Interline Opco since May 2000. Mr. Sawyer is currently a Partner of Parthenon Capital, LLC. He was a founding member at Parthenon Capital as a Principal from 1998 to 2000. Prior to joining Parthenon Capital, Mr. Sawyer was a Principal at Parthenon Group from 1995 to 1998. Mr. Sawyer serves on the boards of directors of Atkins Nutritionals, Inc., Canongate Golf, LLC, Franco Apparel Group, Inc. and Restaurant Technologies Inc.

        There are no family relationships among any of our directors or executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

        Our Board of Directors is currently fixed at 9 directors divided into three classes of directors, designated as Class I, Class II and Class III, with the directors in each class serving staggered three-year terms. Each class should consist, as nearly as possible, of one-third of the directors constituting the entire board. At present, Ernest K. Jacquet and John J. Gavin are serving as Class I directors, Barry J. Goldstein, Charles W. Santoro and Drew T. Sawyer are serving as Class II directors and Gideon Argov, Christopher C. Behrens and Michael J. Grebe are serving as Class III directors. At this, the first annual stockholders' meeting following our initial public offering, the term of office of the Class I directors will expire and new Class I directors will be elected for a full term of three years. At the second annual stockholders' meeting following our initial public offering, the term of office of the Class II directors will expire and new Class II directors will be elected for a full term of three years. At the third annual stockholders' meeting following our initial public offering, the term of office of the Class III directors will expire and new Class III directors will be elected for a full term of three years.

The Nominees

        The Nominating & Governance Committee of the Board of Directors has nominated, and the Board of Directors has designated, the two persons listed below for election as Class I directors at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these two nominees. Your Board of Directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated by your Board of Directors to fill the vacancy.

General Information About Nominees

        The age and position with Interline, if any, of each nominee appears below. Ages are as of April 11, 2005. Information regarding the business experience during at least the last five years and directorships of other publicly-owned corporations of each director can be found above under "Our Board of Directors and Executive Officers."

Name	Age	Position
Ernest K. Jacquet	58	Chairman of the Board
John J. Gavin	48	Chairman of the Nominating & Governance Committee

Vote Required

        An affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote will elect the two nominees as Class I directors for the specified three-year term. Unless marked to the contrary, proxies received will be voted "FOR" the nominees.

        Your Board of Directors recommends a vote FOR the election of the nominees set forth above as Class I directors of Interline.

Meeting Attendance

        Our Directors are expected to attend all Board meetings, meetings of committees on which they serve and the annual meeting of stockholders. Directors are also expected to spend the time they need and meet as frequently as necessary to discharge their responsibilities properly. The Chairman of the Board presides at all meetings of the Board, including meetings of the non-executive Directors. Prior to the reincorporation merger done in connection with our initial public offering in December 2004 (the "Offering"), in which the Company became the holding company of the Interline group of companies, the Board had no reason to meet. Overall, from December 1 through December 31, 2004, our Board met two times. Oversight of our operations prior to the Offering was conducted through the Board of Interline Opco, which met on a regular basis. All of our Directors attended at least 75% of the meetings of the Board in 2004.

Committees

        Our Board of Directors currently has three standing committees: the Audit Committee, the Nominating & Governance Committee and the Compensation Committee.

        The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. Messrs. Goldstein, Sawyer and Gavin are currently serving on the Audit Committee. Within 12 months of our initial public offering, which took place on December 16, 2004, the Board will appoint a new independent member to the Audit Committee to replace Mr. Sawyer, who does not qualify as "independent" under relevant guidelines because of his relationship with one of our principal stockholders. Mr. Goldstein serves as Chairman of the Audit Committee and also qualifies as an independent "audit committee financial expert," as such term has been defined by the SEC in Item 401(h)(2) of Regulation S-K. The Audit Committee of the Company was established in connection with the Offering of the Company's common stock in December 2004. Accordingly, the Audit Committee did not meet prior to that time. Prior to the Offering, the Audit Committee of Interline Opco, the Company's principal operating subsidiary, met on a regular basis. A copy of the charter adopted by the Board of Directors for the Audit Committee is attached as Appendix A and can also be found on our website at www.interlinebrands.com.

        The Nominating & Governance Committee has the authority to identify individuals qualified to become board members and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; develop and recommend to the Board a set of corporate governance principles applicable to the Company; oversee the evaluation of the Board and management; and annually evaluate its performance. The Nominating & Governance Committee currently consists of Messrs. Argov, Behrens, Jacquet and Gavin. Mr. Gavin serves as Chairman of the Nominating & Governance Committee. The Nominating & Governance Committee was established in connection with the initial public offering of the Company's common stock in December 2004. Accordingly, the Nominating & Governance Committee did not meet prior to that time. A copy of the charter adopted by the Board of Directors for the Nominating & Governance Committee is attached as Appendix B and can also be found on our website at www.interlinebrands.com.

        The Compensation Committee has the authority to approve salaries and bonuses and other compensation matters for our executive officers. In addition, the Compensation Committee has the authority to approve employee benefit plans as well as administer our 2000 Stock Award Plan and 2004 Equity Incentive Plan. The Compensation Committee currently consists of Messrs. Argov, Santoro and Behrens. Mr. Argov serves as Chairman of the Compensation Committee. The Compensation Committee of the Company was established in connection with the Offering of the Company's common stock in December 2004. Accordingly, the Compensation Committee met one time in 2004. Prior to the Offering, the Compensation Committee of Interline Opco met on a regular basis. A copy of the charter adopted by the Board of Directors for the Compensation Committee is attached as Appendix C and can also be found on our website at www.interlinebrands.com.

        We believe that all members of the Audit, the Compensation and the Nominating & Governance Committees meet the independence standards of the New York Stock Exchange (the "NYSE") and SEC

rules and regulations, with the exception of Mr. Sawyer. Mr. Sawyer is serving as a member of the Audit Committee during the transition period allowed following an initial public offering by the NYSE rules on audit committee independence and a suitable, independent replacement will be appointed within twelve months following our initial public offering.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

Independence of Board Members

        Our Board reviews each Director's independence annually in accordance with the standards set forth in our Corporate Governance Guidelines and the requirements of the NYSE. No member of our Board will be considered independent unless the Nominating & Governance Committee determines that the Director has no material relationship with us that would affect the director's independence and the Director satisfies the independence requirements of all applicable laws, rules and regulations. To facilitate the analysis of whether a Director has a relationship with us that could affect his or her independence, in our Corporate Governance Guidelines we have identified the following categories of relationships which should not affect a director's independence and therefore are deemed immaterial:

  •
  a Director or an immediate family member is an executive officer of another company that does business with Company and the annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the company he or she serves as an executive officer;

  •
  a Director or an immediate family member is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer and such indebtedness is not past due; and

  •
  a Director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than one percent of that organization's total annual charitable receipts (the Company's automatic matching of employee charitable contributions will not be included in the amount of the Company's contributions for this purpose).

        The following relationships will be considered material relationships that would impair a director's independence, absent a determination by the Board to the contrary:

  •
  a Director or an immediate family member is a partner of or of counsel to a law firm that performs substantial legal services to the Company on a regular basis; and

  •
  a Director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services to the Company on a regular basis.

        Business relationships, other than those enumerated above, between the Company and an entity for which the Director or an immediate family member serves as an officer or general partner or of which the Director or an immediate family member is the owner of more than five percent of the outstanding equity interests will be evaluated by reference to the following criteria:

  •
  is the business arrangement usually and customarily offered to customers or suppliers by the Company?

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  is the arrangement offered on substantially similar terms as those prevailing at the time for comparable transactions with other customers or suppliers under similar circumstances?

  •
  in the event that (i) a proposed arrangement was not made or (ii) an existing arrangement was terminated in the normal course of business, would that action reasonably be expected to have a material and adverse effect on the financial condition, results of operations, or business of the recipient?

        Our Board reviewed Director independence based on an application of these categorical standards and has determined that each of the following Directors are an "independent director" in accordance with the corporate governance rules of the NYSE: Ernest K. Jacquet, Gideon Argov, Christopher C. Behrens, John J. Gavin, Barry J. Goldstein, Charles W. Santoro and Drew T. Sawyer. As noted above, Mr. Sawyer does not meet the independence standards of the NYSE for members serving on an Audit Committee and is serving on such committee pursuant to the transition period allowed by the NYSE following an initial public offering.

Communications with the Board

        Stockholders and other interested parties may communicate with the Board of Directors, including non-management Directors, by submitting such communications in writing to our Vice President, General Counsel and Secretary at Interline Brands, Inc., c/o the Board of Directors (or, at the stockholder's option, c/o a specific Director or Directors), 801 West Bay Street, Jacksonville, Florida 32204. Such communications will be delivered directly to the Board or the appropriate member or members of the Board.

Executive Sessions of Non-management Directors

        To promote open discussion among the non-management Directors, and in accordance with NYSE corporate governance requirements, the Board schedules regular executive sessions in which those Directors meet without management participation. Although the Board has not formally elected a non-management Director to preside over executive sessions, each executive session is in fact led by the Chairman of the Board, by virtue of his being Chairman and a non-management Director, or in his absence, a Director chosen by the majority of members present at the session.

Corporate Governance Guidelines

        Our Board and management have a strong commitment to effective corporate governance. The Company adopted a comprehensive corporate governance framework for its operations (the "Corporate Governance Guidelines") in preparation for its initial public offering of December 16, 2004. The key items addressed by the Corporate Governance Guidelines are:

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  Director qualification standards.

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  Director responsibilities.

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  Director access to management.

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  Director compensation.

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  Director orientation and continuing education.

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  Management succession.

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  Annual performance evaluation of the Board.

        A copy of the Corporate Governance Guidelines is available on the Company's website at www.interlinebrands.com and can also be obtained free of charge by written request to our corporate secretary.

Code of Conduct and Ethics

        On December 11, 2004, the Board adopted a Code of Conduct and Ethics on behalf of the Company. The Code of Conduct and Ethics applies to all employees and members of the Board of Directors. Our Code of Conduct and Ethics is posted on our website at www.interlinebrands.com and is available in print to any stockholder who requests it.

Director Nominations

        At present, the Nominating & Governance Committee determines nominees for director. The Nominating & Governance Committee, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.

        The Nominating & Governance Committee considers a number of factors in selecting director candidates, including:

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  the ethical standards and integrity in personal and professional dealings of the candidate;

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  the independence of the candidate under legal, regulatory and other applicable standards;

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  the diversity of the existing Board, so that we maintain a body of directors from diverse professional and personal backgrounds;

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  whether the skills and experience of the candidate will complement that of the existing Board;

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  the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

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  the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

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  the willingness of the candidate to be accountable for his or her decisions as a director; and

  •
  such other attributes of the candidate and external factors as the Board deems appropriate.

        The Committee has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

        Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks as well as executive search firms. In addition, the Board has retained executive search firms or other third parties to identify or evaluate director candidates in the past. The Nominating & Governance Committee will consider candidates recommended by our stockholders. Stockholders can submit the name and qualifications of any candidate to our Nominating & Governance Committee in accordance with the procedures described above under "Communications with the Board." The Nominating & Governance Committee may make such additional inquiries of the candidate or the proposing stockholder as it deems appropriate or necessary to allow the Nominating & Governance Committee to evaluate the stockholder's proposed candidate on the same basis as those candidates referred through directors, members of management or executive search firms. The Nominating & Governance Committee will not consider any candidate who it concludes does not meet its minimum director qualifications described above.

Directors' Compensation

        Our Directors, other than those who are our employees, receive an annual retainer of $40,000, payable quarterly in cash, the chair of the Audit Committee receives in addition to the annual retainer an annual fee of $10,000 and the chair of the other committees of our Board receive in addition to the annual retainer, annual fees of $5,000 each payable in cash. In connection with the Offering, two Directors who were not affiliated with any of our principal stockholders, Messrs. Goldstein and Gavin, were each awarded 20,000 options to purchase shares of our common stock with a fair market value exercise price and 5,000 restricted stock awards immediately prior to the completion of the Offering. These restricted stock awards vest pro rata over two years. In addition, each Director who is not an employee or not affiliated with any of our principal stockholders receives an annual award of 10,000 options to purchase shares of our common stock with a fair market value exercise price. Options and restricted stock awards are awarded under, and governed by, our 2004 Equity Incentive Plan. No additional fees will be paid to Directors for attendance at board meetings. All Director compensation is contingent upon a Director attending a minimum of 75% of our meetings each year. See "2004 Equity Incentive Plan" for more information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number and percentage of our outstanding shares of common stock beneficially owned by (1) our named executive officers and each of our Directors individually, (2) all executive officers and Directors as a group and (3) certain principal stockholders who are known to us to be the beneficial owner of more than five percent of our common stock as of March 31, 2005:

	Common Stock
Name and Address(1)
	Shares	Percentage
Parthenon Partnerships(2)(3)	4,807,088	15.1
J.P. Morgan Partners (23A SBIC), L.P.(4)(5)	4,276,896	13.4
General Motors Investment Management Corporation(5)	2,926,706	9.2
Michael J. Grebe(6)	671,615	2.1
William E. Sanford(7)	536,235	1.6
William R. Pray	122,216	*
Pamela L. Maxwell(8)	124,439	*
Fred M. Bravo(9)	155,569	*
Ernest K. Jacquet(2)(3)	4,807,088	15.1
John C. Rutherford(2)(3)	4,807,088	15.1
Drew T. Sawyer(2)(10)	—	*
Christopher C. Behrens(11)	4,276,896	13.4
Charles W. Santoro(12)	1,063,150	3.3
Gideon Argov	4,000	*
Barry J. Goldstein (13)	20,000	*
John J. Gavin (14)	20,000	*
All executive officers and directors as a group (12 persons)	14,727,914	46.1

*
Indicates less than 1% ownership.

(1)
Unless otherwise noted, the business address is Interline Brands, Inc., 801 W. Bay Street, Jacksonville, Florida 32204.

(2)
Parthenon Capital, LLC is the investment advisor to the following Parthenon partnerships: Parthenon Investors, L.P., PCIP Investors, J&R Founders Fund and Parthenon Investors II, L.P. Their business address is 75 State Street, Boston, Massachusetts 02109.

(3)
Includes common stock beneficially owned by Parthenon Investors, L.P., PCIP Investors, J&R Founders Fund and Parthenon Investors II, L.P. The Co-CEO's of Parthenon Capital, Mr. Jacquet and Mr. Rutherford, each have beneficial ownership of (i) 3,884,102 shares of common stock held by Parthenon Investors, L.P. through their indirect control of Parthenon Investment Advisors, LLC, the general partner of Parthenon Investors, L.P., (ii) 166,940 shares of common stock held by PCIP Investors, a general partnership of which they have control as general partners, (iii) 23,129 shares of common stock held by J&R Founders Fund, a general partnership of which they have control as general partners and (iv) 732,917 shares of common stock held by Parthenon Investors II, L.P., through their indirect control of PCap Partners II LLC, the general partner of Parthenon Investors II, L.P.

(4)
The general partner of JPMP (23A SBIC) is J.P. Morgan Partners (23A SBIC Manager), Inc., or JPMP (23A SBIC Manager), a wholly-owned subsidiary of J.P. Morgan Chase Bank, or JPM Chase Bank, a wholly-owned subsidiary of J.P. Morgan Chase & Co., or JPM Chase, a publicly traded company. Each of JPMP (23A SBIC Manager), JPM Chase Bank and JPM Chase may be deemed beneficial owners of the shares held by JPMP (23A SBIC), however, the foregoing shall not be construed as an admission that any of JPMP (23A SBIC Manager), JPM Chase Bank or JPM Chase is the beneficial owner of the shares held by JPMP (23A SBIC).

(5)
These shares are held by First Plaza Group Trust, for which JPMorgan Chase Bank serves as Trustee. The trust is a pension trust formed pursuant to the laws of the State of New York for the benefit of certain employee benefit plans of General Motors Corporation, or GM, its subsidiaries and unrelated employers. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation, or GMIMCo, a wholly-owned subsidiary of GM. GMIMCo is registered as an investment adviser under the Investment Advisers Act of 1940. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM, its subsidiaries and unrelated employers, and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as investment manager with respect to these shares and in that capacity it has the sole power to direct the trustee as to the voting and disposition of these shares. Because of the trustee's limited role, beneficial ownership of the shares by the trustee is disclaimed. The address of GMIMCo is 767 Fifth Avenue, New York, New York 10153.

(6)
Includes 623,543 shares of common stock issuable pursuant to stock options.

(7)
Includes 484,138 shares of common stock issuable pursuant to stock options. Includes 500 shares of common stock owned by his wife.

(8)
Includes 124,329 shares of common stock issuable pursuant to stock options.

(9)
Includes 155,459 shares of common stock issuable pursuant to stock options.

(10)
Mr. Sawyer is a Partner of PCIP Investors and a member of PCap Partners II, LLC, the general partner of Parthenon Investors II, L.P., but has no beneficial ownership of our shares as a result.

(11)
Reflects the shares owned by JPMP (23A SBIC) due to his status as an executive officer of JPMP (23A SBIC Manager), the managing member of JPMP (23A SBIC), a wholly-owned subsidiary of JPM Chase Bank, a wholly-owned subsidiary of JPM Chase. Mr. Behrens disclaims beneficial ownership and the foregoing shall not be construed as an admission that Mr. Behrens is the beneficial owner of the shares held by JPMP (23A SBIC). The address of Mr. Behrens and JPMP (23A SBIC Manager) is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York, New York 10020.

(12)
The business address is 276 Post Road West, Connecticut 06880. Mr. Santoro is a managing member of Sterling Investment Partners Management, LLC, the general partner of Sterling Investment Partners, L.P. and disclaims beneficial ownership other than his membership interest.

(13)
Includes 20,000 shares of common stock issuable pursuant to stock options.

(14)
Includes 20,000 shares of common stock issuable pursuant to stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

        Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2004, with the exception of Form 3s dated

December 16, 2004 of Charles Blackmon, Gideon Argov, Laurence W. Howard, Barry J. Goldstein and Drew T. Sawyer, all of which were filed a day late due to administrative error.

REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Interline under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee adopted a written charter during fiscal 2004, a copy of which is attached to this Proxy Statement and is also available on the Company's website. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management and discussed the quality and acceptability of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company's financial statements.

        The Committee reviewed with the Company's independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61 (Communications with Audit Committees) and Rule 2-07 of SEC Regulation S-X (Communications with Audit Committees). In addition, the Committee has discussed with the Company's independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to the Company, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Committee discussed with the Company's internal auditors and its independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also appointed, and the Board of Directors is proposing, that the stockholders ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2005 fiscal year.

AUDIT COMMITTEE
Mr. Barry J. Goldstein, Chairman Mr. John J. Gavin Mr. Drew T. Sawyer

EXECUTIVE COMPENSATION

Executive Compensation

        The following table sets forth information relating to the compensation awarded to, earned by or paid by the Company to our President and Chief Executive Officer, Michael J. Grebe, and each of the Company's four other most highly compensated executive officers whose individual compensation exceeded $100,000 during fiscal 2004 for services rendered to the Company, to whom we collectively refer as our "named executive officers."

	Annual Compensation
Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation			Restricted Stock Awards	Securities Underlying Options/SARs		All Other Compensation
Michael J. Grebe President, Chief Executive Officer and Director	2004 2003 2002	$ $ $	400,181 364,202 342,807	$ $ $	2,971,438 263,356 222,525	(1)	$ $ $	19,250 18,354 67,500	(2) (3)	$818,450	622,635	(7)	$1,475,378	(8)
William E. Sanford Executive Vice President and Chief Operating Officer	2004 2003 2002	$ $ $	358,830 326,920 308,923	$ $ $	2,613,215 216,639 199,950	(1)	$ $ $	18,440 17,940 69,467	(4) (3)	$609,600	483,514	(7)	$1,475,382	(8)
William R. Pray Senior Vice President, Chief Merchandising Officer	2004 2003 2002	$ $ $	536,272 493,440 472,320	$ $ $	294,900 218,100 193,500		$ $ $	127,526 114,075 106,313	(5) (5) (5)				$566,621	(9)
Fred M. Bravo Vice President, Field Sales	2004 2003 2002	$ $ $	194,921 152,016 139,615	$ $ $	281,515 58,887 48,375	(1)	$ $ $	37,101 34,400 20,600	(6)	$172,700	155,444	(7)
Pamela L. Maxwell Vice President, Marketing	2004 2003 2002	$ $ $	175,893 151,616 150,906	$ $ $	268,408 57,506 48,536	(1)	$ $ $	11,835 11,004 7,862		$172,700	124,314	(7)

(1)
Includes Initial Public Offering one-time bonus of $2,591,970 for Mr. Grebe, $2,272,956 for Mr. Sanford, $185,000 for Mr. Bravo and $185,000 for Ms. Maxwell paid upon the consummation of the Company's initial public offering.

(2)
Includes annual automobile allowance of $12,750 and matching contributions to 401(k) plan of $6,500.

(3)
Includes a relocation fee of $50,000.

(4)
Includes annual automobile allowance of $11,940 and matching contributions to 401(k) plan of $6,500.

(5)
Includes annual automobile allowance of $18,831, $18,887 and $18,887 in 2004, 2003 and 2002, respectively, medical reimbursement allowance of $22,565, $20,258 and $8,484 in 2004, 2003 and 2002, respectively, and the dollar value of the premiums paid prior to the initial public offering for the term portion of the split dollar life insurance policies on the life of Mr. Pray ($59,140 per year), which were terminated in June 2004.

(6)
Includes annual housing allowance of $24,000 and annual automobile allowance of $9,600.

(7)
Options to purchase certain shares of Common Stock were granted at an exercise price equal to or in excess of the fair market value of the shares on the date of grant. At the grant date 100% were immediately vested and exercisable. The executives are only permitted to sell shares acquired upon the exercise of the options in 25% increments over a four year period. However, the option agreements provide that shares otherwise to be delivered to the executive upon exercise of the option may be used to satisfy taxes. Mr. Grebe was granted 371,289 stock options with an exercise price of $15.00, 125,673 stock options with an exercise price of $21.75, and 125,673 stock options with an exercise price of $26.25. Mr. Sanford was granted 286,028 stock options with an exercise price of $15.00, 98,743 stock options with an exercise price of $21.75, and 98,743 stock options with an exercise price of $26.25. Mr. Bravo and Ms. Maxwell were granted 155,444 and 124,314 stock options, respectively, with an exercise price of $15.00. We have not granted any stock appreciation rights.

(8)
Represents the forgiveness of outstanding loans prior to the Offering to Mr. Grebe in the amount of $937,603 and Mr. Sanford of $937,605, and the reimbursement of income taxes in respect of taxes associated with such forgiveness in the amount of $537,775 for Mr. Grebe and $537,777 for Mr. Sanford.

(9)
Split dollar life insurance policies on the life of Mr. Pray were terminated in June 2004, and upon termination, the amount paid to Mr. Pray was $566,621.

Options Grants during Fiscal 2004

        We granted the following stock option awards to our named executive officers in 2004. We have never granted any stock appreciation rights.

Name	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in 2004	Exercise price (per share)	Expiration Date	Present Value of Grant at Grant Date ($)(2)
Michael J. Grebe	371,289	15.3%	15.00	12/16/2014	1,897,287
	125,673	5.2%	21.75	12/16/2014	388,330
	125,673	5.2%	26.25	12/16/2014	282,764
William E. Sanford	286,028	11.8%	15.00	12/16/2014	1,461,603
	98,743	4.1%	21.75	12/16/2014	305,116
	98,743	4.1%	26.25	12/16/2014	222,172
William R. Pray	—	—	—	—	—
Fred M. Bravo	155,444	6.4%	15.00	12/16/2014	794,319
Pamela L. Maxwell	124,314	5.1%	15.00	12/16/2014	635,245

(1)
These options were granted at an exercise price equal to or in excess of the fair market value of the shares on the date of grant. At the grant date 100% were immediately vested and exercisable. Management is only permitted to sell shares acquired upon the exercise of the options in 25% increments over a four year period. However, the option agreements provide that shares otherwise to be delivered to the executive upon exercise of the option may be used to satisfy taxes.

(2)
The present value of stock option grants is determined using the Black-Scholes option-pricing model with the following assumptions:

Expected Life	5 years
Risk-free interest rate	3.71%
Volatility	31.0%
Dividend yield	0.0%

Aggregated Option Exercises in Fiscal 2004 and Year-End Option Values

        None of our named executive officers exercised any of their options during fiscal 2004. The following table sets forth exercisable and unexercisable stock options held by each of our named executive officers as of December 31, 2004.

			Number of Securities Underlying Unexercised Options as of December 31, 2004	Value of unexercised in-the-money options at fiscal year ($)
Name	Shares acquired on exercise(#)	Value Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Michael J. Grebe	—	—	623,543/0	$961,640/0
William E. Sanford	—	—	484,138/0	$740,821/0
William R. Pray	—	—	—	—
Fred M. Bravo	—	—	155,459/0	$402,600/0
Pamela L. Maxwell	—	—	124,329/0	$321,974/0

Incentive Plans

  2000 Stock Award Plan

        Under the Company's 2000 Stock Award Plan, or the Stock Award Plan, the Company's Compensation Committee may award a total of 6,395 shares of its common stock in the form of incentive stock options (which may be awarded to key employees only), nonqualified stock options, stock appreciation rights, or SARs, and restricted stock awards, all of which may be awarded to its directors, officers, key employees and consultants. Shares subject to any unexercised options granted under the Stock Award Plan, which have expired or terminated, become available for issuance again under the Stock Award Plan. During any one-year period during the term of the Stock Award Plan, no participant may be granted options which in the aggregate exceed 2,741 shares of the Company's common stock authorized for issuance pursuant to the Stock Award Plan. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of the Company's common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of Interline's stock may not be less than 110% of the fair market value of a share of its common stock on the grant date, and may not be exercisable after the expiration of five years from the date of grant. SARs may be granted either in tandem with another award or freestanding and unrelated to another award. The Company's Compensation Committee will determine in its sole discretion whether a SAR is settled in cash, shares or a combination of cash and shares. The Company's Compensation Committee has full discretion to administer and interpret the Stock Award Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable, and to determine the persons eligible to receive awards, the time or times at which the awards may be exercised, and whether and under what circumstances an award may be exercised.

  2004 Equity Incentive Plan

        In December 2004 we adopted the 2004 Plan. The purpose of our 2004 Plan is to give us a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide us with a stock plan providing incentives directly related to increases in our stockholder value.

        Our Compensation Committee administers our 2004 Plan. Directors, officers, employees or consultants of the Company or its subsidiaries or affiliates are eligible for awards under our 2004 Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the plan.

        Number of Shares Authorized.    The number of shares of our common stock available for award under our 2004 Plan is 3,175,000. No participant may be granted awards of options or stock appreciation rights with respect to more than 600,000 shares of common stock in any one calendar year, provided that such number shall be adjusted on account of changes in the capital structure, and shares otherwise counted against such number, only in a manner that will not cause options or stock appreciation rights granted under the 2004 Plan to fail to qualify as "performance-based compensation" under Section 162 (m) of the Code. No more than 150,000 shares of common stock may be granted under our 2004 Plan with respect to restricted share units or restricted stock in any one calendar year to any one participant. If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of our common stock subject to such award will again be available for future grant. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2004 Plan, the number of shares covered by awards then outstanding under our 2004 Plan, the limitations on awards under our 2004 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

        The 2004 Plan expires in December 2014, and no further awards may be granted after that date.

        Our Compensation Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted share units, stock bonus awards, or any combination of the foregoing.

        Options.    Our Compensation Committee is authorized to grant options to purchase shares of common stock that are either "qualified," meaning they satisfy the requirements of Section 422 of the Code for incentive stock options, or "nonqualified," meaning they are not intended to satisfy the requirements of Section 422 of the Code. Under the terms of our 2004 Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the plan is 10 years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) which have been held by the participant for at least six months, have been purchased on the open market, or the Compensation Committee may, in its discretion, allow payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Committee may determine.

        Our Compensation Committee is authorized to award stock appreciation rights often referred to as SARs under the 2004 Plan. The SARs will be subject to the terms and conditions established by the Committee. The terms of the SARs shall be subject to terms established by the Compensation Committee and reflected in the award agreement.

        Restricted Share Unit Awards.    Our Compensation Committee is authorized to award restricted share units. The restricted share unit awards will be subject to the terms and conditions established by the Committee.

        Restricted Stock.    Our Compensation Committee is authorized to award restricted stock under our 2004 Plan. The awards of restricted stock will be subject to the terms and conditions established by the Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then any unvested restricted stock is forfeited.

        Stock Bonus Awards.    Our Compensation Committee is authorized to grant awards of unrestricted shares, either alone or in tandem with other awards, under such terms and conditions as the Committee may determine.

        Performance Criteria.    Our Compensation Committee may condition the vesting of any award granted under our 2004 Plan on the satisfaction of certain performance goals. The Committee may establish these performance goals with reference to one or more of the following: (i) earnings (gross, net or per share), (ii) stock price (absolute or relative to other companies), (iii) market share, (iv) gross or net profit margin, (v) costs or expenses, (vi) return on equity, (vii) sales, (viii) EBITDA, (ix) return on capital or equity, (x) total stockholder return, or (xi) net income.

Equity Compensation Plan Information at December 31, 2004

        The following table sets forth information as of December 31, 2004 regarding compensation plans under which the Company's equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,468,009	$17.61	527,566	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	2,468,009	$17.61	527,566	(1)

(1)
Reduced by the restricted stock awards granted to management pursuant to the 2004 Equity Plan and not included in column (a) because they are not options.

Employment Agreements and Other Compensation

        Michael J. Grebe.    We have entered into an employment agreement with Mr. Grebe, which became effective August 13, 2004 and expires two years thereafter, subject to automatic one-year extensions at the beginning of each calendar year thereafter unless we or Mr. Grebe give at least 90 days' written notice of non-extension. We entered into an amendment to Mr. Grebe's employment agreement effective as of December 2, 2004. During the term of his agreement, Mr. Grebe will continue to serve as our President and Chief Executive Officer. Mr. Grebe's base salary pursuant to his employment agreement is $386,030, subject to annual cost of living increases of at least 5% as of the beginning of each calendar year. Mr. Grebe is also eligible for an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee, with a maximum annual bonus of 120% of his base salary. Mr. Grebe is also eligible to continue to participate in the benefits plans and arrangements generally available to our senior executives. In addition, Mr. Grebe received a one-time bonus upon the closing of the Offering equal to $2,591,970. In accordance with his employment agreement, Mr. Grebe also received payment in 2004 of $537,775 in respect of taxes associated with the forgiveness of an outstanding loan immediately prior to the Offering.

        Further, in the event of a change in control of us, Mr. Grebe will be entitled to a success bonus in an amount which shall be negotiated in good faith and agreed upon between Mr. Grebe and us. This success bonus will be paid in cash to Mr. Grebe in a lump sum on the date of the closing of such change in control.

        Mr. Grebe's employment may be terminated by us for cause (as defined in his employment agreement) upon 30 days' prior written notice. Upon termination of Mr. Grebe's employment for cause, we are required to pay his accrued and unpaid base salary and benefits through the date of termination. If Mr. Grebe's employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of two years following the date of termination and (iii) a pro rata bonus for the calendar year in which termination occurs. If his employment is terminated by us without cause, or by Mr. Grebe for good reason (as defined in the employment agreement to include among other actions, a change in control of us), Mr. Grebe will be entitled to receive any accrued and unpaid base salary and benefits and severance equal to (i) two times his base salary payable in a lump sum and (ii) an amount equal to two times the average of the annual bonuses paid to him during the three years prior to his termination payable over a two year period following his termination. In the event Mr. Grebe is terminated in connection with a change in control of us, all of his severance will be paid in a lump sum. Mr. Grebe's employment agreement also provides for a tax gross-up for any amounts due or paid to him under the employment agreement or any of our other plans or arrangements that are considered an "excess parachute payment" under the U.S. Internal Revenue Code. In addition, Mr. Grebe will be entitled to continuation of certain health and welfare benefits at our expense for a period of two years following his termination. The termination of Mr. Grebe's employment at the end of the initial term or any successive one-year renewal period on account of us giving notice to Mr. Grebe of our desire not to extend the term will be treated as a termination without cause entitling Mr. Grebe to severance.

        All severance payments under this agreement are conditioned upon and subject to Mr. Grebe's execution of a general waiver and release. Mr. Grebe is subject to a non-compete agreement during his employment and for the period ending on the later of the expiration of (i) one year following the termination of his employment by us for cause or by Mr. Grebe without good reason and (ii) two years following the termination of his employment by us without cause or by Mr. Grebe for good reason. In addition, following the termination of his employment by us for cause or by Mr. Grebe without good reason, Mr. Grebe is subject to a one year prohibition against the solicitation of (i) clients who were our clients within the six month period prior to his termination of employment and (ii) any of our employees. Mr. Grebe is also subject to a confidentiality agreement during and after his employment with us.

        The Company awarded Mr. Grebe immediately prior to and in connection with the Offering, stock options to purchase 371,289 shares of the Company's common stock with an exercise price equal to the fair market value on the date of grant, stock options to purchase 251,346 shares of the Company's common stock with an exercise price in excess of fair market value on the date of grant, and granted him 54,563 Company restricted stock awards under the 2004 Equity Incentive Plan, the terms and conditions of which are to be governed by the applicable award agreement. See the prior description of the 2004 Equity Incentive Plan.

        William E. Sanford.    We have entered into an employment agreement with Mr. Sanford, which became effective on August 13, 2004 and expires two years thereafter, subject to automatic one-year extensions at the beginning of each calendar year thereafter unless we or Mr. Sanford give at least 90 days' written notice of non-extension. We entered into an amendment to Mr. Sanford's employment agreement effective as of December 2, 2004. During the term of his agreement, Mr. Sanford will serve as our Executive Vice President and Chief Operating Officer. Mr. Sanford's base salary pursuant to his employment agreement is $346,143, subject to annual cost of living increases of at least 5% as of the beginning of each calendar year. Mr. Sanford is also eligible for an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee, with a maximum annual bonus of 120% of his base salary. Mr. Sanford is eligible to continue to participate in the benefits plans and arrangements generally available to our senior executives. In addition, Mr. Sanford received a one-time bonus upon the closing of the Offering equal to $2,272,956. In accordance with his employment agreement, Mr. Sanford also received payment in 2004 of $537,777 in respect of taxes associated with the forgiveness of an outstanding loan immediately prior to the Offering.

        Further, in the event of a change in control of us, Mr. Sanford will be entitled to a success bonus in an amount which shall be negotiated in good faith and agreed upon between Mr. Sanford and us. This success bonus will be paid in cash to Mr. Sanford, in a lump sum on the date of the closing of such change in control.

        Mr. Sanford's employment may be terminated by us for cause (as defined in his employment agreement) upon 30 days' prior written notice. Upon termination of Mr. Sanford's employment for cause, we are required to pay his accrued and unpaid base salary and benefits through the date of termination. If Mr. Sanford's employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of two years following the date of termination and (iii) a pro rata bonus for the calendar year in which termination occurs. If his employment is terminated by us without cause, or by Mr. Sanford for good reason (as defined in the employment agreement to include among other actions, a change in control of us), Mr. Sanford will be entitled to receive any accrued and unpaid base salary and benefits and severance equal to (i) two times his base salary payable in a lump sum and (ii) an amount equal to two times the average of the annual bonuses paid to him during the three years prior to his termination payable over a two year period following his termination. In the event Mr. Sanford is terminated in connection with a change in control of us, all of his severance will be paid in a lump sum. Mr. Sanford's employment agreement also provides for a tax gross-up for any amounts due or paid to him under the employment agreement or any of our plans or arrangements that are considered an "excess parachute payment" under the U.S. Internal Revenue Code. In addition, Mr. Sanford will be entitled to continuation of certain health and welfare benefits at our expense for a period of two years following his termination. The termination of Mr. Sanford's employment at the end of the initial term or any successive one-year renewal period on account of us giving notice to Mr. Sanford of our desire not to extend the term was to be treated as a termination without cause generally entitling Mr. Sanford to severance.

        All severance payments under this agreement are conditioned upon and subject to Mr. Sanford's execution of a general waiver and release. Mr. Sanford is subject to a non-compete agreement during his employment and for the period ending on the later of the expiration of (i) one year following the termination of his employment by us for cause or by Mr. Sanford without good reason and (ii) two years following the termination of his employment by us without cause or by Mr. Sanford for good reason. In addition, following the termination of his employment by us for cause or by Mr. Sanford without good reason, Mr. Sanford is subject to a one year prohibition against the solicitation of (i) clients who were our clients within the six month period prior to his termination of employment and (ii) any of our employees. Mr. Sanford is also subject to a confidentiality agreement during and after his employment with us.

        The Company awarded Mr. Sanford immediately prior to the Offering and in connection with the Offering stock options to purchase 286,028 shares of the Company's common stock with an exercise price equal to the fair market value on the date of grant, stock options to purchase 197,486 shares of the Company's common stock with an exercise price in excess of fair market value on the date of grant, and granted him 40,640 Company restricted stock awards under the 2004 Equity Incentive Plan, the terms and conditions of which are to be governed by the applicable award agreement. See the prior description of the 2004 Equity Incentive Plan.

        William R. Pray.    We have entered into an amended and restated employment agreement with Mr. Pray effective December 15, 2004 and expiring December 31, 2005, subject to automatic one-year extensions unless we or Mr. Pray gives at least 60 days' written notice of non-extension. During the term of his agreement, Mr. Pray will serve as our Senior Vice President. The agreement provides that we will pay Mr. Pray a base salary of not less than $506,378 from December 15, 2004 through June 30, 2005 and from and after July 1, 2005 at a rate of $200,000. Mr. Pray is eligible to receive an annual bonus of no greater than $300,000 for 2004 and for 2005 he is entitled to a guaranteed bonus of $50,000, and for 2006 and thereafter $100,000. In connection with terminating a historical split dollar life insurance and deferred compensation arrangement, we made a one time payment to Mr. Pray of $566,621 in June 2004. Mr. Pray is eligible to continue to participate in the benefits plans and arrangements generally available to our other executives.

        The agreement may be terminated by us for cause (as defined in his employment agreement). Upon termination of Mr. Pray's employment for cause, we will pay him his accrued and unpaid base salary and benefits (as defined in his employment agreement) through the date of termination. If Mr. Pray's employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits and (ii) a pro rata bonus for the calendar year in which termination occurs. If Mr. Pray's employment is terminated by us without "cause," or by Mr. Pray for "good reason" (as defined in his employment agreement) prior to December 31, 2005, he will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary through December 31, 2005, and (iii) continuation of his health benefits and automobile allowance through December 31, 2006. If Mr. Pray is terminated by us "without cause" or by Mr. Pray for "good reason" after December 31, 2005, then he is entitled to continued automobile expense reimbursement and health benefits through December 31, 2006. Mr. Pray is required to provide us 30 days' advance written notice in the event he terminates his employment other than for "good reason." The termination of Mr. Pray's employment at the end of the initial term or any subsequent one-year renewal period on account of us giving notice to Mr. Pray of our desire not to extend the term will be treated as a termination without cause entitling Mr. Pray to severance.

        All severance payments are conditioned upon and subject to Mr. Pray's execution of a general waiver and release. Mr. Pray is subject to a non-compete agreement during his employment and for two years thereafter. Mr. Pray is subject to a non-solicitation agreement during his employment and for three years thereafter. Mr. Pray is subject to a confidentiality agreement during and after his employment.

        Pamela L. Maxwell.    We have entered into an employment agreement with Ms. Maxwell dated January 7, 2004, as amended September 27, 2004 and December 2, 2004. The term of Ms. Maxwell's agreement is from January 7, 2004 to January 7, 2005, subject to automatic one-year extensions unless we or Ms. Maxwell give at least 60 days' prior written notice of non-extension. The agreement provides that we will pay Ms. Maxwell a base salary of $161,737, subject to increase at the discretion of our President. Ms. Maxwell is eligible to receive an annual bonus of up to 50% of her base salary. In addition, Ms. Maxwell received a one-time bonus upon the closing of the Offering equal to $185,000.

        The agreement may be terminated by us for "cause." Upon termination of Ms. Maxwell's employment for cause, we will pay her accrued and unpaid base salary and benefits (as defined in her employment agreement) through the date of termination. If Ms. Maxwell's employment terminates due to disability or death, she or her estate will be entitled to receive (i) any accrued and unpaid base salary and benefits and (ii) a pro rata bonus for the calendar year in which termination occurs. If her employment is terminated by us without "cause," or by Ms. Maxwell for "good reason," she will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of her base salary for a period of one year from the date of termination, (iii) continuation of her medical benefits and (iv) a pro rata bonus. Ms. Maxwell is required to provide us 30 days' advance written notice in the event she terminates her employment other than for "good reason." The termination of Ms. Maxwell's employment at the end of the initial term or any subsequent one-year renewal period on account of us giving notice to Ms. Maxwell of our desire not to extend the term will be treated as a termination without cause entitling Ms. Maxwell to severance.

        All severance payments are conditioned upon and subject to Ms. Maxwell's execution of a general waiver and release. Ms. Maxwell is subject to a non-compete agreement during her employment and for one year thereafter. Ms. Maxwell is subject to a non-solicitation agreement during her employment and for two years thereafter. Ms. Maxwell is subject to a confidentiality agreement during and after her employment with us.

        Fred M. Bravo.    We have entered into an employment agreement with Mr. Bravo dated January 7, 2004, as amended September 27, 2004 and December 2, 2004. The term of Mr. Bravo's employment agreement is from January 7, 2004 to January 7, 2005, subject to automatic one-year extensions unless we or Mr. Bravo give at least 60 days' prior written notice of non-extension. The agreement provides that we will pay Mr. Bravo a base salary of $166,368, subject to increase at the discretion of our President. Mr. Bravo is eligible to receive an annual bonus of up to 50% of his base salary. In addition, Mr. Bravo received a one-time bonus upon the closing of the Offering equal to $185,000.

        The agreement may be terminated by us for "cause." Upon termination of Mr. Bravo's employment for cause, we will pay his accrued and unpaid base salary and benefits (as defined in his employment agreement) through the date of termination. If Mr. Bravo's employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits and (ii) a pro rata bonus for the calendar year in which termination occurs. If his employment is terminated by us without "cause," or by Mr. Bravo for "good reason," he will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of one year from the date of termination, (iii) continuation of his medical benefits and (iv) a pro rata bonus. Mr. Bravo is required to provide us 30 days' advance written notice in the event he terminates his employment other than for "good reason." The termination of Mr. Bravo's employment at the end of the initial term or any subsequent one-year renewal period on account of us giving notice to Mr. Bravo of our desire not to extend the term will be treated as a termination without cause entitling Mr. Bravo to severance.

        All severance payments are conditioned upon and subject to Mr. Bravo's execution of a general waiver and release. Mr. Bravo is subject to a non-compete agreement during his employment and for one year thereafter. Mr. Bravo is subject to a non-solicitation agreement during his employment and for two years thereafter. Mr. Bravo is subject to a confidentiality agreement during and after his employment with us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Reorganization Transactions

        Prior to the December 2004 Offering, business was conducted solely through Interline Opco. Since our management team and significant stockholders wished to have a Delaware holding company issuer for the initial public offering, immediately prior to the closing of the Offering, Interline Opco merged with and into the Company's subsidiary, Interline Subsidiary, Inc., with Interline Opco surviving as the Company's principal operating subsidiary.

        In this reincorporation merger, shares of Interline Opco preferred stock were converted into a combination of cash and shares of the Company's common stock, and shares of Interline Opco common stock were converted into shares of the Company's common stock. The terms of each such conversion, including the number of shares of the Company's common stock issued, were based upon the valuation of our company, which in turn was based on the initial public offering price to the public of shares of the Company's common stock in the Offering that was determined by a negotiation between us and the representatives of the underwriters.

        Under the terms of the merger agreement, the holders of shares of Interline Opco preferred stock received cash and shares of the Company's common stock with an aggregate value equal to the "fully accreted" value of the Interline Opco preferred stock (i.e., the $10 liquidation value, as defined in the certificate of incorporation of Interline Opco, per share of Interline Opco preferred stock, plus additional amounts accrued thereon at an annual rate of interest thereon at 14%, compounded quarterly from the date of issuance (the "Preferred Stock Liquidation Value"), and the holders of shares of Interline Opco common stock received shares of our common stock with an aggregate value equal to the remaining equity value of our company (again, determined by reference to the initial public offering price in the Offering through our negotiations with the underwriters). The Preferred Stock Liquidation Value was approximately $434.0 million.

        In the reincorporation merger, holders of Interline Opco preferred stock received an aggregate of $55.0 million in cash and 19,183,333 shares of our common stock. Holders of Interline Opco preferred stock issued on May 16, 2000 received $2.38 in cash and 0.83097 shares of the Company's common stock per share of Interline Opco preferred stock held and holders of Interline Opco preferred stock issued on September 29, 2000 received $2.26 in cash and 0.78944 shares of the Company's common stock per share of Interline Opco preferred stock held. In addition, holders of Interline Opco common stock received 0.01218 shares of the Company's common stock per share of Interline Opco common stock held, or an aggregate of 66,667 shares of the Company's common stock.

        In the reincorporation merger, the Company received all of the outstanding shares of common stock and preferred stock of Interline Opco. Options to purchase shares of common stock of Interline Opco were converted into options to purchase shares of the Company's common stock. Investors in the Offering purchased shares of the Company's common stock. In connection with the reincorporation merger, we amended and restated our certificate of incorporation and our Bylaws. Interline Opco remained the obligor under the indenture governing the notes and its credit agreement, which we amended in connection with the Offering. We also forgave loans to our executive officers in the aggregate amount of approximately $1.9 million and made an additional cash payment of approximately $1.1 million in respect of their tax obligations arising from such loan forgiveness.

Reincorporation Merger Consideration

        As discussed above, immediately prior to the completion of the Offering, Interline Opco merged with and into the Company's subsidiary, Interline Subsidiary, Inc., with Interline Opco surviving as the Company's principal operating subsidiary. The table below sets forth the consideration received by our principal stockholders, directors and officers that were holders of Interline Opco's preferred stock.

Name	Interline Opco Preferred Shares Owned prior to the Offering	Common Shares of the Company Issued	Cash Consideration
Parthenon Partnerships	6,118,646	4,995,154	$14,321,467
J.P. Morgan Partners	5,420,474	4,443,992	12,741,244
General Motors Investment Management Corporation	3,721,805	3,041,173	8,719,261
Sterling Investment Partners, L.P.	1,290,225	1,059,768	3,038,433
William S. Green	290,981	241,796	693,245
Michael J. Grebe	56,165	46,671	133,810
William E. Sanford	57,293	47,609	136,497
William R. Pray	169,487	133,799	383,611

        In addition, in connection with the reorganization transactions discussed in the previous paragraph, the persons listed in the table also received an aggregate of 3,995 shares of the Company's common stock in consideration for their shares of Interline Opco common stock.

Amended and Restated Shareholders' Agreement

        Pursuant to an Amended and Restated Shareholders' Agreement, dated as of September 29, 2000, and as amended on March 16, 2004, certain of the Company's principal stockholders and certain members of our management, including Messrs. Grebe, Sanford and Pray, have certain registration rights with respect to their shares of the Company's common stock. Provisions of the Shareholders' Agreement relating to voting of the shares, board of director's composition and restricting transfers of stock terminated upon the consummation of the Offering.

        Registration Rights.    Under our Amended and Restated Shareholders' Agreement, and subject to several exceptions, including our right to defer a demand registration under certain circumstances, affiliates of Parthenon Capital and J.P. Morgan Partners, or existing holders of no less than 25% of the Company's common stock may request that we register for public resale under the Securities Act all shares of common stock they request be registered at any time after the Offering. Affiliates of Parthenon Capital may demand three registrations, affiliates of J.P. Morgan Partners may demand two registrations and the Company's other existing stockholders may demand one registration, so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $5.0 million or more. Certain of the Company's stockholders are entitled to piggyback registration rights with respect to any registration request made by affiliates of Parthenon Capital and J.P. Morgan Partners, or existing holders of no less than 25% of the Company's common stock. If the registration requested by affiliates of Parthenon Capital or J.P. Morgan Partners, or existing holders of no less than 25% of the Company's common stock is in the form of an underwritten offering, and if the managing underwriter of the offering determines that the number of securities to be offered would jeopardize the success of the offering, the number of shares included in the offering shall be determined as follows: (i) first, shares offered by affiliates of Parthenon Capital or J.P. Morgan Partners and certain of Company's other stockholders other than members of our management (pro rata, based on their respective ownership of our common equity); (ii) second, shares offered by other stockholders (pro rata, based on their respective ownership of our common equity); and (iii) third, shares offered the Company of its own account.

        In addition, all of the Company's existing stockholders have been granted piggyback rights on any registration for the Company of its own account. If the managing underwriter in an underwritten offering determines that the number of securities offered in a piggyback registration would jeopardize the success of the offering, the number of shares included in the offering shall be determined as follows: (i) first, the securities that the Company intends to sell and (ii) second, those additional securities held by the Company's existing stockholders (pro rata, based on their respective ownership of the Company's common equity). The selling stockholders exercised their piggyback registration rights in connection with the Offering and sold shares pursuant to the Offering, as the underwriters exercised their over-allotment option.

        In connection with the registrations described above, including the registration of shares offered by selling stockholders in the Offering, the Company is required to indemnify any selling stockholders and bear all fees, costs and expenses (except underwriting discounts and selling commissions).

Management Loans

        In connection with certain transactions of Interline Opco in 2000, we received stockholder promissory notes from each of Messrs. Grebe and Sanford. With respect to the promissory notes executed and delivered to us by Messrs. Grebe and Sanford on May 16, 2000, the aggregate principal amount of these loans was $1,119,994, the proceeds of which were used to purchase, in the aggregate, 196,242 shares of common stock and 113,458 shares of preferred stock. In conjunction with the Offering, these loans were forgiven. The amount that was forgiven was approximately $1.6 million, of which $787,603 was owed by Mr. Grebe and $787,605 was owed by Mr. Sanford.

        On July 15, 2002, each of Mr. Grebe and Mr. Sanford issued a promissory note in our favor in the principal amount of $150,000. These loans were used by Mr. Grebe and Mr. Sanford to assist in their relocation. In conjunction with the Offering, these loans were forgiven. The amount that was forgiven was $0.3 million, of which $150,000 was owed by Mr. Grebe and $150,000 was owed by Mr. Sanford.

Parthenon Capital Management Agreement

        In May 2000, we entered into an advisory agreement with Parthenon Capital under which Parthenon Capital provides various advisory services to us in exchange for an annual advisory fee of $250,000. We have also agreed to reimburse Parthenon Capital for its out-of-pocket expenses in connection with these services in an aggregate amount of up to $25,000 per year. We made payments of $143,915 in 2004 under this agreement. Upon consummation of the Offering, we made a payment of $187,500 to Parthenon Capital and this agreement was terminated as of December 2004. The Company has no continuing obligations under this agreement.

Leases with William S. Green

        The Company entered into a lease agreement and a lease rider agreement with William S. Green, its former Chief Executive Office and Chairman of the Company's Board of Directors, on March 1, 1994 and March 7, 1995, respectively, under the terms of which we leased approximately 12,500 square feet of office space at 303 Harper Road, Moorestown, New Jersey. The annual rent from April 1, 1994 to March 31, 1995 was $168,358 and the annual rent for the period from April 1, 1995 to April 30, 2004 was $137,500. The lease expired July 31, 2004. The Company relocated to another facility as of July 2004 and has no continuing obligations under this lease.

Amendment to Separation Agreement with William S. Green

        In December 2001, the Company entered into a separation agreement with its former Chairman and Chief Executive Officer, Mr. Green, under which Mr. Green resigned as Chief Executive Officer effective as of January 1, 2002, or the "Termination Date." Mr. Green agreed to continue to serve, in a non-employee and non-executive capacity and without remuneration, as Chairman of the Company's Board of Directors until such time as his successor was elected. In consideration of the above and Mr. Green's on-going non-disclosure, non-competition, non-solicitation and non-disparagement obligations under the separation agreement, the Company agreed to pay Mr. Green (i) his accrued and unpaid base salary and benefits (as defined in his employment agreement) through the Termination Date; (ii) his accrued vacation pay; (iii) his base salary for a period commencing on the Termination Date and ending on December 31, 2004, in installments; (iv) a cash bonus for the year 2001; and (v) a lump sum of up to $25,000 per year, payable on January 1 of each of the years 2002, 2003 and 2004, to cover his health insurance premiums, automobile and other incidental expenses. On June 11, 2004, Mr. Green tendered his resignation as the Company's Chairman, and the Company amended his separation agreement to provide that the remainder of his base salary due through December 31, 2004 would be paid in a lump sum equal to $156,000 by no later than June 30, 2004, thereby satisfying the Company's remaining financial obligations to Mr. Green under the separation agreement. This lump sum payment was made in June 2004 and the Company has no continuing obligations to Mr. Green.

J.P. Morgan Securities Inc.

        An affiliate of J.P. Morgan Securities Inc. beneficially owns approximately 13.4% of the Company's outstanding shares of common stock. One of our current directors, Mr. Behrens, is affiliated with J.P. Morgan Partners, LLC, an affiliate of J.P. Morgan Securities Inc. J.P. Morgan Securities Inc., acted as one of the initial purchasers of certain 11.5% notes issued by Interline Opco. In addition, J.P. Morgan Securities Inc. acted as a joint lead arranger and joint bookrunner under Interline Opco's credit facility and received customary fees and commissions relating thereto, and JPMorgan Chase Bank, an affiliate of J.P.

Morgan Securities Inc., is a lender and agent under the credit facility and has received customary fees and commissions relating thereto. A portion of the proceeds from the Offering were used to partially repay the term loan under Interline Opco's credit facility.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by INTERLINE under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Introduction

        The compensation of our executive officers is established annually by the Compensation Committee ("Committee"). The members of the Committee are non-management directors appointed by the Board of Directors who serve until the earlier to occur of their resignation or removal or the election and qualification of such member's successor as vacancies may arise.

Compensation Policy

        The goal of our executive compensation policy is to attract, retain and motivate qualified executive management under a competitive compensation program which rewards individual performance and increases stockholder value. To achieve this goal, the Committee evaluated the respective positions, the competitive market for the required management skills, individual performance and potential, and the potential for motivating Company and individual performance. Before finalizing its action, the Committee also considered the recommendation of our Chief Executive Officer with respect to the compensation to be paid to our other executive officers.

Compensation Program

        The main components of our executive compensation program are base salaries, annual and long-term performance-based incentive (cash) bonus arrangements and equity plans. Each of these components is discussed in the remainder of this report.

Summary Compensation

        Information for our Chief Executive Officer and our other four most highly compensated executive officers for fiscal years 2004, 2003 and 2002, and a summary of our equity plan are located elsewhere in this Proxy Statement.

Base Salaries

        Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help us attract and retain the talent needed to meet the challenges of the competitive industry in which we operate while maintaining an acceptable level of fixed management costs. The Committee's action with respect to base salaries was based upon the Committee's evaluation of the responsibility and scope of each position, the level of pay for comparable positions in our industry, executive performance over an extended period of time, and the value and potential value for the executive of other elements of our compensation program. The Committee believes that the base salaries for our executive officers are conservative when compared to comparably-sized companies in our industry based upon an analysis prepared for the Committee by compensation consultants.

Management Annual Bonuses

        Our annual bonuses for management are intended to motivate and reward short-term performance by providing cash bonus payments based upon performance goals earnings per share, sales growth and other specific performance measures, including return on investment, as well as department performance and discretionary considerations. The designation of the required performance goals is determined annually by the Committee. Upon achievement of the required performance goals, individual awards are determined as variable percentages of the executives' base salaries, depending on the extent to which performance goals are attained. The maximum incentive opportunity for each of the executive officers, other than the Chief Executive Officer, is provided for in their respective employment agreements, with no individual incentive opportunity in fiscal year 2004 exceeding 120% of annual base salary.

        Because the Committee believes base salaries of executive officers are conservative when compared to comparably-sized companies in our industry, the Committee also retains authority to award part of the bonus on a discretionary basis reflecting, for instance, excellent performance in unusual or difficult circumstances. Individual bonuses may also be awarded to our executive management and other key employees based upon job performance or other criteria within the discretion of the Committee. During the last fiscal year, the Committee awarded certain members of management one time success bonuses in the aggregate amount of $6,264,587 upon the closing of the Company's initial public offering based upon years of successful performance prior to and resulting in the successful consummation of our initial public offering.

Equity Plan

        The Interline Brands, Inc. 2004 Equity Incentive Plan, or the 2004 Plan, is intended to act as an incentive to enhance stockholder value by providing to plan participants an opportunity to benefit from increases in the long-term value of our common shares.

        Participation under the 2004 Plan is limited to our executive officers, directors and other selected key employees (as well as certain consultants). We granted an aggregate of 2,465,682 options under the 2004 Plan during fiscal year 2004 and an aggregate of 185,820 restricted shares during fiscal year 2004, which restricted shares were performance-based restricted shares for our executive officers and time-based for our directors. This initial award made in conjunction with our initial public offering is intended to be larger than future awards under the 2004 Plan.

Compensation of the Chief Executive Officer

        Mr. Michael J. Grebe, our President and Chief Executive Officer, is eligible to participate in the same components of the executive officers' compensation program available to the other executive officers described above, and the determination of the Committee with respect to Mr. Grebe's compensation was made in the manner outlined above with respect to the executive officers. The Company entered into an amended and restated employment agreement with Mr. Grebe, which is described in detail on page 19 of this Proxy Statement. The Committee believes the package of compensation provided in Mr. Grebe's employment agreement is appropriate to both retain and motivate Mr. Grebe to create long-term stockholder value.

        During the last fiscal year, the Committee increased Mr. Grebe's base salary from $362,250 to $386,030 in order to compensate him in a manner more consistent with his responsibilities and in a manner which was competitively aligned with compensation paid to chief executive officers of comparable companies. The Committee believes that Mr. Grebe's base salary is conservative in comparison to similarly situated executives in our industry based upon an analysis prepared for the Committee by compensation consultants.

        For the last fiscal year Mr. Grebe received a bonus of $379,468 pursuant to his employment agreement which provided for an annual bonus up to 120% of his base salary based on performance goals. The Committee determined this bonus based upon the following factors and criteria: attainment of performance targets goals for adjusted EBITDA, sales growth, and return on investment. Based upon the Company's performance during fiscal year 2004, Mr. Grebe was paid a bonus equal to 98.3% of his annual base salary.

        Mr. Grebe also received a one-time success bonus of $2,591,970 upon the closing of the Company's initial public offering. This one-time bonus was based upon considerations including years of successful performance prior to and resulting in the successful consummation of our initial public offering, relatively strong financial performance during these years despite difficult economic conditions, significant progress made in the areas of restructuring the financial and operational management to better support growth, retaining and developing leaders within key functional areas, and improving the overall financial strength of the Company.

        During the last fiscal year, Mr. Grebe was awarded under the 2004 Plan a grant of 371,289 stock options with an exercise price of $15.00 (fair market value on the date of grant), 125,673 stock options with an exercise price of $21.75, and 125,673 stock options with an exercise price of $26.25 (the later tranches being significantly in excess of fair market value on the date of grant), all immediately prior to and contingent upon the consummation of our initial public offering. The Committee believes that providing options with exercise prices in excess of fair market value on grant, sometimes referred to as "premium options," is an excellent means of motivating and compensating Mr. Grebe, as well as selected senior executives, for the long term. Mr. Grebe was also awarded 54,563 restricted stock awards, also immediately prior to and contingent upon the consummation of our initial public offering and in accordance with and under the 2004 Equity Incentive Plan. These restricted stock awards vest over time based upon and subject to the Company's attainment of pre-established performance targets.

Section 162(m)

        Section 162(m) of the Internal Revenue Code generally provides that compensation in excess of $1 million paid for any year to a public corporation's chief executive officer and the four other highest paid executive officers at the end of such year will not be deductible for federal income tax purposes absent an exception. We will endeavor to take advantage of transitional relief available under Section 162(m) for the period following our initial public offering and thereafter the "performance-based compensation" exception to Section 162(m). However, the Committee believes that to attract, retain and reward a high caliber executive management team, loss of a tax deduction may be necessary and appropriate in certain circumstances, and retains its discretion to pay compensation that is not exempt from the Section 162(m) limitations on deductions.

Conclusion

        The Committee believes that the policies articulated above will continue to ensure that the interests of our executive management group are aligned with the interests of our stockholders.

COMPENSATION COMMITTEE
Mr. Gideon Argov, Chairman Mr. Charles W. Santoro Mr. Christopher C. Behrens

INTERLINE STOCK PRICE PERFORMANCE

        Our common stock was first traded on December 16, 2004 in connection with our initial public offering and our fiscal year ended December 31, 2004. The opening price of our common stock on our initial day of trading was $15.00 and the price was $17.59 upon the closing of the NYSE on December 31, 2004. As of April 11, 2005, the closing price was $17.93.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The Audit Committee has selected Deloitte & Touche LLP as independent registered public accountants to audit our books, records and accounts and our subsidiaries for the fiscal year 2005. Your Board has endorsed this appointment. Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Interline and its stockholders. Deloitte & Touche LLP audited our consolidated financial statements for fiscal year ended December 31, 2004 and the consolidated financial statements of Interline Opco during the three fiscal years ended December 31, 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        The following is a summary of the fees billed to us by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 31, 2004 and December 26, 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
	(in thousands)
Audit Fees	$723.1	$589.9
Audit-Related Fees	10.0	58.2
Tax Fees	9.3	6.9
All Other Fees	129.5	0.0

Total Fees	$871.9	$655.0

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of interim condensed consolidated financial statements including quarterly reports. Such fees also include fees associated with comfort letters and consents in connection with the Refinancing Transactions completed in 2003 and our Offering.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our condensed consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits for 2004 and 2003 and accounting consultations in connection with acquisitions in 2003.

        Tax Fees.    Consists of fees for tax services including tax compliance, planning and advice.

        All Other Fees.    Consists of fees for Sarbanes-Oxley compliance.

        Our Audit Committee pre-approves and is responsible for the engagement of all services provided by our independent registered public accountants.

Required Vote

        Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.

        Your Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accountants.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

        If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2006 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary of the corporation no later than December 27, 2005. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

        A stockholder proposal not included in our Proxy Statement for the 2006 Annual Meeting will be ineligible for presentation at the 2006 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. Under our Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 50 nor more than 75 days prior to the next Annual Meeting of Stockholders. The stockholder's notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

        You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

  U.S. Securities and Exchange Commission
  Division of Corporation Finance
  450 Fifth Street, N.W.
  Washington, DC 20549

or through the Commission's Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

OTHER MATTERS

        Your Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

        Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Laurence W. Howard, III Vice President, General Counsel and Secretary

Jacksonville, Florida
April 26, 2005

        Interline's 2004 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Interline Brands, Inc., 801 West Bay Street, Jacksonville, FL 32204, Attention: Investor Relations. The request must include a representation by the stockholder that as of April 11, 2005, the stockholder was entitled to vote at the Annual Meeting.

APPENDIX A

INTERLINE BRANDS, INC.

AUDIT COMMITTEE CHARTER

I.    Purpose

        The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Interline Brands, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), is to: (a) assist the Board in fulfilling its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements and code of conduct, (iii) the Company's independent auditors' qualifications and independence, (iv) the system of internal controls and (v) the performance of the Company's internal audit function and independent auditors; and (b) prepare any reports required by law to be prepared by the Committee, including any reports required to be included in the Company's annual proxy statement and as otherwise required.

        In fulfilling its purpose, the Committee shall review: (a) the financial reports and other financial information of the Company; (b) the Company's systems of internal controls and procedures and disclosure controls and procedures; and (c) the Company's auditing, accounting and financial reporting processes generally. Consistent with this purpose, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

        Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. While the Committee has the responsibilities set forth in this Charter, management and the independent auditors are responsible for the preparation, presentation and accuracy of the financial statements. Each member of the Committee shall therefore be entitled to rely on the integrity of those persons and organizations, within and outside the Company, that provide advice to the Committee and the accuracy and completeness of such financial and other information, absent actual knowledge to the contrary (which shall be promptly reported to the Board). Consequently, it is not the duty or responsibility of the Committee or its members (a) to plan or conduct audits, (b) to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, (c) to design and implement internal controls and procedures and disclosure controls and procedures, (d) to conduct other types of auditing or accounting reviews or procedures, or (e) to design or implement internal controls and procedures to ensure compliance with legal and regulatory requirements and code of conduct.

II.    Organization

        The Committee shall consist of at least three and no more than six directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act, the New York Stock Exchange and any other regulatory requirements, subject to the cure and transition periods permitted by the New York Stock Exchange and otherwise. At least one member of the Committee shall be designated as an "audit committee financial expert," as such term is defined by the rules and regulations of the Securities and Exchange Commission (the "SEC") or any applicable law or regulation.

        Each member of the Committee shall serve until the earlier to occur of his or her resignation or removal or the election and qualification of such member's successor. Members of the Committee may be removed with or without cause at any time by action of the Board. The Board shall designate the Committee's chairperson or, if it does not do so, the members of the Committee shall elect a chairperson by a vote of the majority of the full Committee. Committee members shall not simultaneously serve on the audit committees of more than two other public companies without the determination by the Board that such simultaneous service does not impair the ability of such member to effectively serve on the Company's Committee.

III.  Meetings

        The Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require, or as it deems necessary to fulfill its responsibilities. As part of its job to foster open communication, the Committee shall meet at least quarterly with management, the chief internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may request that any officer or employee of the Company, the Company's outside counsel or the Company's independent auditors attend a meeting of the Committee or meet with any members of, or consultants to, the Committee. The Committee may also exclude from its meetings any persons it deems appropriate. Meetings of the Committee may be called by the Chief Executive Officer of the Company ("CEO"), the Chair of the Committee or any two or more members of the Committee. A majority of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the act of the Committee. Meetings may be in person or by electronic or telephonic means, provided all members present are able to communicate with each other simultaneously. The Committee may also act by unanimous written consent. The Committee may delegate authority to act upon specific matters within determined parameters to a subcommittee consisting of one or more members, consistent with applicable law. Any such subcommittee shall report any action to the full Committee at its next meeting. The Committee shall keep a record of its actions and proceedings and make a report thereof from time to time to the Board. In addition, the Committee, or its Chair, should communicate with the independent auditors and management quarterly to review the Company's financial statements consistent with the provisions of this Charter.

IV.    Authority and Responsibilities

        In recognition of the fact that the independent auditors are ultimately accountable to the Committee, the Committee shall (a) have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for stockholder approval), (b) approve all audit engagement fees and terms and all non-audit engagements with the independent auditors and (c) perform such other duties and responsibilities set forth under the Securities Exchange Act or any applicable law or regulation. The Committee may consult with management and the internal audit group but shall not delegate these responsibilities.

        To fulfill its responsibilities, the Committee shall have the power, duty and responsibility to:

  A.    Review of Documents/Reports and Disclosure Matters

  1.
  Review and reassess the adequacy of this Charter annually and, if necessary, recommend to the Board any changes or revisions deemed appropriate and submit the changes or revisions to the Nominating & Governance Committee and the Board for approval.

  2.
  Meet, review and discuss with management, the internal audit group and the independent auditors the Company's annual audited and quarterly financial statements, including specific disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the independent auditors' review of the annual and quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

  3.
  Discuss with the independent auditors whether there were any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards ("SAS") 61 therein.

  4.
  Recommend to the Board, if appropriate, that the Company's annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the SEC or any other applicable law or regulation.

  5.
  Prepare the report required by the SEC to be included in the Company's periodic reports, annual proxy statement and any other reports of the Committee required by applicable securities laws or stock exchange listing requirements or rules.

  6.
  Discuss with management and the independent auditors major issues regarding accounting principles used in the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles. Review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative approaches under GAAP.

  7.
  Prior to filing any audited financial statements with the SEC or any other regulatory agency, review with the independent auditors (i) all critical accounting policies and practices used by the Company, (ii) all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors and (iii) other material written communications between the independent auditors and management.

  8.
  Review and discuss with management the Company's earnings press releases, including the use of "non-GAAP financial measures" (as defined by the rules and regulations of the SEC in Regulation G), as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may generally address the types of information to be disclosed and the types of presentations to be made.

  9.
  Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

  10.
  Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer in accordance with the periodic report certification requirements imposed by the rules and regulations of the SEC, regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  11.
  Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company's financial statements.

  12.
  Review and discuss with management the Company's major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company's risk assessment and risk management guidelines and policies.

  13.
  Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget and staffing needs of the internal audit group.

  B.    Independent Auditors

  1.
  The Committee has the sole authority to appoint, retain, terminate, evaluate and oversee the Company's independent auditors, including determining the terms of engagement. Such authority may not be delegated to the Board or management. In exercising such authority, the Committee shall consider, among other things, the independent auditors' independence and effectiveness. The independent auditors shall report directly to the Committee.

  2.
  Have the sole authority to review in advance, and grant any appropriate pre-approvals of, all audit and non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in connection therewith, to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in SEC periodic reports filed under Section 13(a) of the Exchange Act with respect to audit and non-audit services.

  3.
  Evaluate on an annual basis the performance of the independent auditors, including the lead audit partner, and present the conclusions of such evaluation to the Board. In making its evaluation, the Committee should take into account the opinions of management and the Company's internal auditors.

  4.
  Ensure that the independent auditors submit to the Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors' independence.

  5.
  At least annually, obtain and review an annual report from the independent auditors describing (a) the independent auditors' internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (c) in order to assess the independent auditors' independence, all relationships between the independent auditors and the Company.

  6.
  Confirm compliance with the "lead partner," the "concurring partner" and the other "audit partner" rotation requirements of Regulation S-X. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditors on a regular basis.

  7.
  Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Exchange Act.

  8.
  Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the independent auditors.

  C.    Process and Procedures

  1.
  Periodically meet separately with each of management, the independent auditors and the internal audit group. At such meetings review (a) any significant disagreement between management and the independent auditors or the internal audit group in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management's response to each.

  2.
  Periodically review with the independent auditor any other audit problems or difficulties (including accounting adjustments that were noted or proposed by the independent auditor but passed by management (due to immateriality or otherwise)), communications between the audit engagement team and the independent auditor's national office regarding auditing or accounting issues and management or internal control letters issued, or proposed to be issued, by the auditor to the Company and management's response to such letters.

  3.
  Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditors, management or the internal audit group. Review with the independent auditors, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

  4.
  Review and discuss with management, the internal audit group, the independent auditors and the Company's in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including applicable changes in regulatory and accounting initiatives, standards or rules.

  5.
  Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

  6.
  In consultation with the independent auditors and the internal audit group, review the adequacy of the Company's internal control structure and procedures designed to ensure compliance with laws and regulations, and any special audit steps adopted in light of material control deficiencies.

  7.
  Review (i) the internal control report prepared by management, including management's assessment of the effectiveness of the Company's internal control over financial reporting and (ii) the independent auditors' attestation, and report, on the assessment made by management.

  D.    Other Powers; Duties and Responsibilities

  1.
  Review and approve all related-party transactions.

  2.
  Review and approve (a) any amendment to or waiver from the Company's code of ethics for the chief executive officer and senior financial officers and (b) any public disclosure made regarding such change or waiver.

  3.
  Review the Committee's performance annually.

  4.
  Authorize or conduct special investigations and studies that arise out of the Committee's areas of responsibility.

  5.
  Report regularly to the Board. The Committee shall promptly review with the Board any issues that have arisen with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit group.

  6.
  Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

  7.
  Review and approve the appointment and replacement of the Company's chief internal auditor.

  8.
  On a regular basis, meet separately with the Company's chief internal auditor to discuss any matters that the Committee or the chief internal auditor believes should be discussed privately.

  9.
  Review on an annual basis the performance of the internal audit group.

V.    Former Employees of the Independent Auditor

        The Committee shall pre-approve the hiring of any employee or former employee of the independent auditor who was a member of the Company's audit engagement team within the preceding two fiscal years. The Committee shall not approve the hiring of any individual for a financial reporting oversight role if such person is or was an employee of the independent auditor and was a member of the Company's audit engagement team within the preceding two fiscal years unless (A) (i) such individual is to be employed for a limited period of time due to an emergency or unusual situation and (ii) the Committee determines that the hiring of such individual is in the best interests of the Company's stockholders or (B) such individual becomes employed by the Company as a result of a business combination and the Committee was made aware of such individual's prior relationship with the Company as a member of its audit engagement team.

VI.    Resources

        The Committee shall have the authority, in its sole discretion, to retain independent legal, accounting and other consultants to advise the Committee in connection with any of its activities, as the Committee determines necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        The Committee shall determine the extent of funding necessary for payment of (a) compensation to the independent auditors, (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, and (c) if applicable, compensation to any independent legal, accounting and other consultants retained to advise the Committee.

APPENDIX B

INTERLINE BRANDS, INC.

NOMINATING & GOVERNANCE COMMITTEE CHARTER

I.     Purpose

        The primary purpose of the Nominating & Governance Committee (the "Committee") of the Board of Directors (the "Board") of Interline Brands, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), is to: (a) develop and implement policies and procedures that are intended to ensure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its stockholders; (b) identify individuals qualified to become Board members (consistent with criteria approved by the Board), and to select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders; (c) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and (d) oversee the evaluation of the Board and management. In accomplishing this purpose, the Committee evaluates the current composition and governance of the Board and makes recommendations with regard thereto, makes recommendations concerning the qualifications for Board members, proposes nominees for election to the Board, administers a Board evaluation process and reviews policies related to issues important to the Company in order to make recommendations on specific issues.

II.    Organization

        The Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of the New York Stock Exchange and any other regulatory requirements, subject to the cure and transition periods permitted by the New York Stock Exchange and otherwise.

        The members of the Committee shall be appointed annually by the Board and shall serve until the earlier to occur of her or his resignation or removal or the election and qualification of such member's successor. Members of the Committee may be removed with or without cause at any time by majority action of the Board. The Committee's chairperson shall be designated by the Board or, if it does not do so, the members of the Committee shall elect a chairperson by a vote of the majority of the full Committee.

III.  Meetings

        The Committee shall meet at such other times as it deems necessary to fulfill its responsibilities. Meetings of the Committee may be called by the Chief Executive Officer of the Company ("CEO"), the Chair of the Committee or any two or more members of the Committee. A majority of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. Meetings may be in person or by electronic or telephonic means, provided all members are present are able to communicate with each other simultaneously. The Committee may also act by unanimous written consent. The Committee may delegate authority to act upon specific matters within determined parameters to a subcommittee consisting of one or more members, consistent with applicable law, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the New York Stock Exchange. Any such subcommittee shall report any action to the full Committee at its next meeting. The Committee shall keep a record of its actions and proceedings and make a report thereof from time to time to the Board.

IV.    Authority and Responsibilities

        To fulfill its responsibilities, the Committee shall have the power, duty and responsibility to:

1.
Evaluate, review with management and make recommendations to the Board regarding the overall effectiveness of the organization of the Board, the conduct of its business and the relationship between the Board and management.

2.
Develop, set and maintain the Company's corporate governance principles, and review and reassess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate by the Committee.

3.
Identify and bring to the attention of the Board and management current and emerging corporate governance trends, issues and best practices that may affect the business operations, performance or public image of the Company.

4.
Review and make recommendations to the Board regarding the composition and organization of the Board, including its size, qualifications of directors and any retirement or tenure policies applicable to directors, to ensure that the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

5.
Identify candidates, verify any necessary background or qualification requirements, and make recommendations to the Board, based on criteria established by the Committee or required by the Board, qualified persons to be nominated for election or re-election to the Board and consider suggestions for Board memberships submitted by stockholders in accordance with the Company's By-Laws.

6.
Review and make recommendations to the Board regarding the nature, purpose, duties and operations of Board committees, including evaluation of their charters, duties and powers and criteria for membership.

7.
Make recommendations to the Board regarding appointments to Board committees and election of committee chairs, including rotation, removal or reassignment of any committee member.

8.
Work with the Board of Directors and each standing committee of the Board to establish and maintain a process for the annual evaluation of the performance of the Board and each Committee and, pursuant to such process, conduct an annual evaluation of the performance of the Board and each Committee.

9.
Review and make recommendations regarding the certificate of incorporation and by-laws of the Company to the Board, and recommend to the Board from time to time such amendments to the certificate of incorporation, for consideration by the stockholders, and such amendments to the by-laws as the Committee deems appropriate and as may be required by applicable laws, rules or regulations.

10.
Participate in and approve the Company's succession planning process, review and approve succession plans related to the Chief Executive Officer and any other individual who is an "officer" as such term is defined under Rule 16a-1 promulgated under the Securities Exchange Act of 1934 of the Company, and make recommendations as to the selection of individuals qualified to fill or assume such positions.

11.
Participate in and oversee the evaluation of management, and report the results of such evaluation to the Board at least annually.

12.
Prepare and recommend to the Board a set of corporate governance guidelines applicable to the Company.

13.
Oversee and review on a periodic basis an orientation program for new directors and continuing education programs for directors.

14.
Review and reassess the adequacy of this Charter annually in light of the New York Stock Exchange requirements and federal securities laws, and recommend to the Board any changes deemed appropriate by the Committee. Recommend to the Board removal of a director, where appropriate.

15.
Report regularly to the Board as appropriate.

16.
Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems appropriate.

V.     Resources

        The Committee shall have the sole authority, in its sole discretion, to retain and terminate any search firm or other professionals it deems necessary to identify director candidates and to assist with any background checks, and to determine and approve the terms of engagement and such firm or professional's fees and compensation.

        The Committee shall have the sole authority, in the Committee's sole discretion and at the Company's expense, to retain independent or outside counsel to advise the Committee in connection with any of its activities, as the Committee determines necessary to carry out its duties.

APPENDIX C

INTERLINE BRANDS, INC.

COMPENSATION COMMITTEE CHARTER

I.    Purpose

        The primary purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Interline Brands, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), is to: (a) establish the compensation policy of the Company; (b) ensure that the compensation policy of the Board of Directors, executive officers and employees of the Company enables it to attract and retain high-quality leadership and first class employees; and (c) if and as required, produce an annual report on executive compensation for inclusion in the Company's proxy statements, in accordance with applicable rules and regulations. For this purpose, compensation includes any payments, benefits, incentive opportunities, equity participation or other plans that are deemed compensation under applicable Securities and Exchange Commission or Internal Revenue Code rules or regulations, or other applicable federal and state laws or regulations.

II.    Organization

        The Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of the New York Stock Exchange and any other regulatory requirements, subject to the cure and transition periods permitted by the New York Stock Exchange and applicable law.

        The members of the Committee shall be appointed by the Board upon the recommendation of the Nominating & Governance Committee and shall serve until the earlier to occur of her or his resignation or removal or the election and qualification of such member's successor. Members of the Committee may be removed with or without cause at any time by majority action of the Board. The Committee's chairperson shall be designated by the Board or, if it does not do so, the members of the Committee shall elect a chairperson by majority vote of the full Committee.

III.  Meetings

        The Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Committee may be called by the Chief Executive Officer of the Company ("CEO"), the chairperson of the Committee or any two or more members of the Committee. A majority of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the act of the Committee. Meetings may be in person or by electronic or telephonic means, provided all members present are able to communicate with each other simultaneously. The Committee may also act by unanimous written consent. The Committee may delegate authority to act upon specific matters within determined parameters to a subcommittee consisting of one or more members, consistent with applicable law, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the New York Stock Exchange and other regulatory requirements. Any such subcommittee shall report any action to the full Committee at its next meeting. The Committee shall keep a record of its actions and proceedings and make a report thereof from time to time to the Board. The CEO shall not be present during voting or deliberations relating to the CEO's compensation, unless specifically invited by the Committee. The Committee may also exclude from its meetings any persons it deems appropriate.

IV.    Authority and Responsibilities

        To fulfill its responsibilities, the Committee shall have the power, duty and authority to:

  1.
  Review from time to time and approve the Company's compensation strategy to ensure that management is afforded the appropriate incentives, that management is rewarded appropriately for its contributions to the Company's growth and profitability, and that the executive compensation strategy supports the Company's objectives and stockholder interests.

  2.
  Review and approve annually the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and all Executive Vice Presidents of the Company and any other individual who is an "officer" as such term is defined under Rule 16a-1 promulgated under the Securities Exchange Act of 1934 (collectively, the Company's "Executive Officers").

  3.
  Review and approve annually the performance of the Company's Executive Officers in light of the goals and objectives established in accordance with Item No. 2 above, and determine, set and approve, pursuant to the Committee's sole authority, the individual elements of the Company's Executive Officers' total compensation, including prerequisites, based on such reviews and evaluations. In determining the long-term incentive component of the Company's CEO, and other Executive Officers as determined by the Committee, the Committee will also consider, among such other factors as it may deem relevant, the Company's performance, stockholder returns, the value of similar incentive awards to chief executive officers and other executive officers at comparable companies, the awards given to the CEO and other Executive Officers in past years, and such other factors as the Committee deems relevant. Notwithstanding the foregoing, the Committee shall make recommendations to the Board with respect to the compensation of the Chairman of the Board and Chief Executive Officer for approval by a majority of the Board of Directors who are independent directors pursuant to the Company's Corporate Governance Guidelines.

  4.
  Administer all incentive compensation plans and equity-based plans established and maintained by the Company. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans.

  5.
  Approve compensation awards (with or without ratification or approval of the Board) as may be required to comply with applicable tax and state corporate laws.

  6.
  Review and approve employment agreements, severance agreements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for the Company's Executive Officers.

  7.
  Review periodically the compensation and benefits offered to non-employee directors and recommend changes to the full Board, as appropriate.

  8.
  Review the overall compensation and benefits strategy for all employees of the Company to ensure consistency with the Company's stated compensation strategy.

  9.
  Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement, or, if the Company does not file a proxy statement, in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission.

  10.
  Review and reassess the adequacy of this Charter annually and, if necessary, recommend to the Board any changes or revisions deemed appropriate and submit the changes or revisions to the Nominating and Corporate Governance Committee and the Board for approval.

  11.
  Review its own performance annually.

  12.
  Report regularly to the Board, as appropriate, on matters relevant to the Board's considerations in the areas of executive and director compensation.

  13.
  Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

        Nothing in this Charter shall preclude the Board from discussing CEO or non-CEO compensation generally or any other subject.

V.     Resources

        The Committee shall have the sole authority to retain or terminate experts in the field of compensation to assist the Committee in the evaluation of director, CEO or senior executive compensation, and to determine and approve the terms of engagement and such expert's fees and compensation.

        The Committee shall have the sole authority, in the Committee's sole discretion and at the Company's expense, to retain independent or outside counsel to advise the Committee in connection with any of its activities, as the Committee determines necessary to carry out its duties.

Dear Stockholder:

        The Annual Meeting of Stockholders (the "Meeting") of Interline Brands, Inc. will be held at 9:00 a.m. on Thursday, May 26, 2005 at the Omni Hotel, 245 Water Street, Jacksonville, Florida 32202.

        Whether or not your expect to attend the Meeting in person, we encourage you to promptly complete and sign the proxy card below and return it in the postage paid envelope provided. Executing and returning the proxy card will be not deprive you of the right to attend the Meeting or to vote your shares in person.

April 26, 2005

INTERLINE BRANDS, INC.
801 WEST BAY STREET
JACKSONVILLE, FL 32204

COMMON STOCK PROXY

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Laurence W. Howard and Michael J. Grebe, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Stock of Interline Brands, Inc. (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Omni Hotel, 245 Water Street, Jacksonville, Florida 32202, on Thursday, May 26, 2005, at 9:00 a.m., Eastern time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and authorizes and directs said Proxy holders to vote all the Common Stock of the Company represented by this Proxy as follows, with the understanding that if no directions are given below, said shares will be voted FOR the election of the two directors nominated by the Board of Directors and FOR the proposals set forth below.

(Change of address)
INTERLINE BRANDS, INC.
P.O. BOX 11157
NEW YORK, N.Y. 10203-0157
(Continued, and to be executed and dated on the other side.)

V    DETACH PROXY CARD HERE    V

	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.			☐ Votes must be indicated (x) in Black or Blue ink.
1.	ELECTION OF CLASS I DIRECTORS								FOR	AGAINST	ABSTAIN
	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐	2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2005.	☐	☐	☐
Nominees: Ernest K. Jacquet and John J. Gavin (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)							3.	In their discretion to act on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.	☐	☐	☐
*Exceptions:

								To change your address, please mark this box. and indicate new address on the reverse side:		☐
								S C A N L I N E

Your signature on this Proxy form should be exactly as name appearing hereon. Persons signing as executors, administrators, trustees and similar capacities should so indicate. For joint accounts in the name of each joint owner should be signed.

	Date	Share Owner sign here	Co-Owner sign here

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Interline Brands, Inc. 801 West Bay Street Jacksonville, Florida 32204 (904) 421-1400
TABLE OF CONTENTS
INTERLINE BRANDS, INC.
PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION
OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INTERLINE STOCK PRICE PERFORMANCE
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
OTHER MATTERS
INTERLINE BRANDS, INC. AUDIT COMMITTEE CHARTER
INTERLINE BRANDS, INC. NOMINATING & GOVERNANCE COMMITTEE CHARTER
INTERLINE BRANDS, INC. COMPENSATION COMMITTEE CHARTER
COMMON STOCK PROXY
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS